UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

June 30, 2005

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Employment Agreement with Douglas H. McCorkindale

Douglas H. McCorkindale, the current Chairman, President and Chief Executive Officer of Gannett Co., Inc. (the “Company”), entered into an Amendment to Employment Agreement (the “Amendment”) with the Company on June 30, 2005. The Amendment amends Mr. McCorkindale’s Employment Agreement dated July 21, 2003 to retain Mr. McCorkindale’s services with the Company as Chairman, or another mutually agreed upon senior executive position, as of July 15, 2005 through his contract expiration date of June 30, 2006. The Amendment was approved by the Executive Compensation Committee of the Company’s Board of Directors (the “Executive Compensation Committee”). With respect to Mr. McCorkindale’s bonus for 2005, the Executive Compensation Committee shall determine the amount on a basis consistent with past practice, as adjusted in the Executive Compensation Committee’s discretion based on the Company’s overall performance. The Amendment also provides that Mr. McCorkindale will be entitled to benefits under the Gannett Supplemental Retirement Plan or similar plan, calculated based on salary and bonus through his termination date of at least $4,050,000, his current cash compensation. The Amendment permits Mr. McCorkindale to terminate his employment and to receive additional benefits if he no longer serves as Chairman, or other senior executive position in which he agrees to serve, and a director of the Company. Other than the amendments described above, the terms of the original Employment Agreement remain in effect. A copy of the Amendment is filed with this report as Exhibit 10.1 and is incorporated by reference.

Salary Rate and Stock Option Award for Craig A. Dubow

In connection with the election of Craig A. Dubow to serve as the Company’s President and Chief Executive Officer as of July 15, 2005, the Executive Compensation Committee approved an annual salary rate of $1,000,000 and an award of 225,000 stock options to Mr. Dubow effective July 15, 2005. The stock option award includes all rights provided in connection with options under the Company’s Omnibus Incentive Compensation Plan. The options will vest 25% per year beginning December 10, 2005 and the term of the stock options ends on December 10, 2012.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: July 1, 2005	By:	/s/ Todd A. Mayman
Todd A. Mayman
Vice President, Associate General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated June 30, 2005 between Gannett Co., Inc. and Douglas H. McCorkindale